                                                                EXHIBIT 11


                  CALCULATION OF PRIMARY EARNINGS PER SHARE




                                                                             Year Ended April 30,
                                                                -----------------------------------------------

                                                                    1996             1995             1994
                                                                    ----             ----             ----
Net earnings                                                    $177,168,000     $107,259,000      $200,528,000
                                                                ============     ============      ============
Weighted average number of shares outstanding-
    primary:  Weighted average number of
    common shares outstanding                                    103,926,000      105,029,000       105,882,000

    Dilutive effect of stock options after
    application of treasury stock method                             524,000          708,000           887,000

    Dilutive effect of Convertible Preferred
    Stock                                                          1,609,000          134,000              -
                                                                ------------     ------------      ------------

Weighted average number of shares outstanding                    106,059,000      105,871,000       106,769,000
                                                                ============     ============      ============


Earnings per share:
    Primary                                                            $1.67            $1.01             $1.88
                                                                       =====            =====             =====

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
                                                                     EXHIBIT 11


               CALCULATION OF FULLY DILUTED EARNINGS PER SHARE


                                                                      Year Ended April 30,
                                                          ----------------------------------------------
                                                             1996             1995             1994
                                                             ----             ----             ----
Net earnings                                              $177,168,000     $107,259,000     $200,528,000
                                                          ============     ============     ============

Weighted average number of shares outstanding -
  fully diluted: Shares used in calculating
  primary earnings per share                               106,059,000      105,871,000      106,769,000

  Additional effect of stock options after
  application of treasury stock method                           -              155,000          203,000
                                                          ------------     ------------     ------------
Weighted average number of shares outstanding              106,059,000      106,026,000      106,972,000
                                                          ============     ============     ============
Earnings per share:
  Fully diluted                                                  $1.67            $1.01            $1.87
                                                                 =====            =====            =====
